PROMISSORY NOTE

Principal $15,000,000.00	Loan Date 09-28-2010	Maturity 09-27-2011	Loan No 55120-0001	Call / Coll 9A00 / AA	Account 00000160370	Officer 00456	Initials
References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower: Heartland Financial USA, Inc.			Lender: Bankers Trust Company
1398 Central Avenue				453 7th Street
Dubuque, IA 52004				P.O. Box 897
Des Moines, IA 50304-0897
(515)245-2863

Principal Amount: $15,000,000.00	Date of Note: September 28, 2010
PROMISE TO PAY. Heartland Financial USA, Inc. (“Borrower”) promised to pay Bankers Trust Company (“Lender”), or order, in lawful money of the United States of America, the principal amount of Fifteen Million & 00/100 ($15,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 27, 2011. In addition, Borrower will pay regular quarterly payments of all accrued unpaid interest due as of each payment date, beginning December 28, 2010, with all subsequent interest payments to be due on the same day of each quarter after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any late charges; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the Base Rate on Corporate Loans posted by at least 70% of the 10 largest U.S. banks known as the Wall Street Journal U.S. prime Rate (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate equal to the Index, adjust if necessary for any minimum and maximum rate limitation described below, resulting in an initial rate of 4.500% per annum based on a year of 360 days. NOTICE: Under no circumstances will the interest rate on this Note be less than 4.500% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicated that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bankers Trust Company, 453 7th Street, P.O. Box 897, Des Moines, IA 50304-0897.
LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever is greater.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the interest rate on this Note shall be increased to 21.000% per annum based on a year of 360 days. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This included a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is Impaired.
Insecurity. Lender in good faith believe itself insecure.
LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note end all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEY'S FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by law, Borrower also will pay any court costs, in addition to all other sums provided by law.
JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.
CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Polk County, State of Iowa.
RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves the right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower hold jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorized Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.
COLLATERAL. This loan is unsecured.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower's accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instruction of any authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
PURPOSE OF LOAN. The specific purpose of this loan is: Working Capital.
ADDITIONAL TERMS. This credit is subject to the terms and conditions of a Commitment letter dated September 11, 2009.
PRIOR NOTE. A Promissory Note dated September 28, 2009 in the original principal amount of $15,000,000.00 to mature on September 27, 2010.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any inaccurate information about Borrower's account(s) to a consumer reporting agency. Borrower's written notice describing the specific inaccuracy(ies) should be sent to Lender at the following address: Bankers Trust Company 453 7th Street Des Moines, IA 50309.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:
HEARTLAND FINANCIAL USA, INC.

By: /s/ John K. Schmidt
John K. Schmidt, EVP, CFO of Heartland Financial USA, Inc.

BANKER'S TRUST LOGO INSERTED	JOHN RUAN IV ASSISTANT VICE PRESIDENT FINANCIAL INSTITUTIONS PHONE: (515)245-2444 FAX: (515)245-5216 MOBILE: (515)473-4152 E-MAIL: JRUAN@BANKERSTRUST.COM

September 11, 2009

Mr. Kenneth J. Erickson
EVP, Chief Credit Officer
Heartland Financial USA, Inc.
1398 Central Avenue
PO BOX 778
Dubuque, IA 52004-0778

RE: LOAN COMMITMENT

Dear Mr. Erickson:
I am pleased to advise you that Bankers Trust Company, N.A, ("Bank") hereby commits to lend Heartland Financial USA, Inc. "Borrower") up to $15,000,000.00 ("Maximum Credit") subject to the terms and conditions described below.

BORROWER:
Heartland Financial USA, Inc.

MAXIMUM CREDIT:
$15,000,000.00

LOAN AMOUNT/TYPE:
$15,000,000.00 revolving line of credit.

INTEREST RATE/TERM/AMORTIZATION:
Wall Street Journal Prime Lending Rate (presently 3.25%), with an interest rate floor of 4.50% for the life of the loan. The maturity date will be 364 days from the day of closing, subject to satisfactory compliance with all financial covenants. Interest payments will be due on a quarterly basis.

If the Index Rate is redefined or becomes unavailable, then Bank may select another index which is substantially similar.

PREPAYMENT:
Prepayment of the principal balance is allowed at any time.

GUARANTORS:
None.

COLLATERAL:
The Loan will be on an unsecured basis.

LOAN DOCUMENTATION FEE:
Bankers Trust will require a loan documentation fee of $500 on this transaction.

USE OF PROCEEDS:
Borrower shall use the proceeds for the following purpose(s): (1) Provide funding for loans made by Citizens Finance, a wholly owned subsidiary of borrower. (2) Future acquisitions, stock repurchases, and any other needs in the normal course of business activities. Proceeds used under purpose (2) shall require disclosure by borrower to Bankers Trust of amount and specific purpose.

ADDITIONAL RELATIONSHIPS:
Expectation of a DDA and Fed Funds relationship with Bankers Trust.

FINANCIAL COVENANTS:

Capital: Maintain regulatory capital of Heartland Financial USA, Inc at well capitalized levels, measured quarterly. Citizens Finance to maintain a minimum Capital Ratio (tangible net worth to total assets) of 14%, measured quarterly.

Net Charge-Offs: Citizens Finance Co. will maintain a Net Charge-Off Ratio (net charge-offs to average net loans) not to exceed 5.00% based upon the trailing 4 quarters, to be measured quarterly. Should the company be out of compliance in any given quarter they agree to either return to compliance by the following quarter or reach agreement with Bank for an appropriate modification to the covenant.

Compliance: Inform the Bank of any material regulatory non-compliance or written agreement concerning Heartland Financial USA, Inc., or any of its subsidiaries.

Compliance Certification: Within thirty (30) days after the end of each quarter Borrower will provide a certificate signed by the chief financial officer certifying that the representations and warranties set forth in any future loan documentation are true and correct as of the date of the certificate, that no Event of Default exists under any future loan documentation, and performance is in compliance with any covenants established within any future loan documentation.

OTHER TERMS AND CONDITIONS:

Representations and Warranties: Certain representations and warranties would be required from Borrower in accordance with a Loan Agreement or Loan Commitment letter which would be required to be executed.

Sale of Company: The Loans shall be due and payable in full in the event Borrower merges or consolidates with any Company or enterprise, or otherwise disposes of a substantial portion (as determined by Bank) of its assets or properties.

Financial Reporting Requirements: Borrower shall be required to submit to Bank internally prepared financial statements for Citizens Finance quarterly, and such other information as the Bank may request from time to time.

Occupational Safety Laws: Borrower shall not be in violation in any material manner of any federal, state, county or city statutes, orders, rules or regulations pertaining to occupational safety.

ERISA Compliance: Borrower shall meet its minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, with respect to any employee benefit plan or other class of benefit plan, which the Pension Benefit Guaranty Corporation, established under ERlSA (PBGC) has elected to insure, in either case, whether now in existence or hereafter instituted by the Borrower.

Misrepresentation: Any representation or warranty made by Borrower which proves to be incorrect or untrue, or any financial information, schedule, statement, report or writing furnished by Borrower to Bank is untrue in any material aspect shall render this Commitment invalid in the Bank's sole discretion.

Loan Documents: This Commitment is not intended to be a complete statement of all terms and conditions to be contained in the loan documentation which would be required, and no loan or advance would be made to Borrower unless all of the loan documentation is executed and delivered in form and content acceptable to the Bank.

Expiration: This Commitment shall remain in effect until, and shall expire as of, the close of the Bank's business on November 30,2009.

Closing: This Commitment shall be deemed expired and void if, Loan Closing does not occur by the close of Bank's business on November 30,2009.

Assignment Prohibited: This Commitment is tendered only to Borrower and is not available to any other party. The filing of any bankruptcy petition by or against Borrower would render this Commitment null and void.

Termination of Loan Commitment: This commitment may be terminated, in the sole discretion of Bank (a) if Bank determines that any financial information, or any representations or warranties, or any other information given by Borrower, or any party on their behalf, is materially misleading or inaccurate, or (b) upon the occurrence of a material adverse change in the financial condition of Borrower.

Confidentiality: The terms and provisions of this Commitment shall be confidential between the stockholders of Borrower and the Bank. The contents and terms of this Commitment shall not be disclosed orally or in writing to any parties other than the stockholders or the attorney or accountant for Borrower.

Documents to be delivered prior to Closing: If Borrower is agreeable to the proposed terms and conditions, the following documents are required for review by the Bank prior to closing:

A.	Certified Copies of Articles of Incorporation and Bylaws.

IMPORTANT. READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN AGREEMENT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

Sincerely,

/s/ JOHN RUAN IV

John Ruan IV
Assistant Vice President

ACCEPTANCE

The above Loan Commitment is accepted by Borrower on this 18th day of September , 2009.

HEARTLAND FINANCIAL USA, INC. (BORROWER)

By: /s/ Kenneth J. Erickson

Its: EVP, CCO__________